UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

November 19, 2024

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road
Hunt Valley	Maryland	21031
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, Mr. Lawrence E. Kurzius, Executive Chairman of McCormick & Company, Incorporated (the “Company”), notified the Company of his decision to retire as an employee of the Company and and as Chairman of the Company’s Board of Directors (the “Board”), effective December 31, 2024. Mr. Kurzius will remain on the Board as a non-executive director until the Company’s 2025 Annual Meeting of Stockholders, at which he will not stand for re-election.

On November 19, 2024, the Board appointed Mr. Brendan M. Foley, President and Chief Executive Officer of the Company and current member of the Board, to succeed Mr. Kurzius as Chairman of the Board of Directors, effective January 1, 2025.

On November 25, 2024, the Company issued a press release announcing Mr. Kurzius’ retirement and Mr. Foley’s anticipated appointment as Chairman of the Board. A copy of the press release furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 25, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

November 25, 2024	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary